EXHIBIT 1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of Amendment No. 2 to Schedule 13D, and all further amendments thereto, with respect to the shares of common stock, no par value, of Heartland Bancshares, Inc.

                Dated:  May 9, 2005


                        /s/ Philip J. Timyan
                        ------------------------------------
                        Philip J. Timyan

                        Riggs Qualified Partners, LLC


                        By: /s/ Philip J. Timyan
                            ------------------------------------
                            Philip J. Timyan, Managing Member


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